Exhibit 99.1

PRESS RELEASE

Party City Announces Appointment of Todd Vogensen as Chief Financial Officer

Announces Preliminary Fiscal 2019 Brand Comparable Sales Results Ahead of Participation at the ICR Conference

ELMSFORD, N.Y. – JANUARY 9, 2020 - Party City Holdco Inc. (NYSE:PRTY) today announced that Todd Vogensen has been appointed as Chief Financial Officer of Party City Holdco Inc. (“PCHI”), effective February 3, 2020.

Mr. Vogensen brings nearly three decades of financial management expertise to the executive team, having played a pivotal role in strategically growing multiple U.S. public consumer companies. In his new role at Party City Holdco Inc., Mr. Vogensen will report directly to James M. Harrison, Chief Executive Officer of PCHI, and will oversee all aspects of finance, business development and investor relations while helping to develop and execute the Company’s multi-channel growth strategy.

“We are incredibly pleased to welcome Todd to the leadership team and believe his background and knowledge will make him a strong addition to the Company,” said James Harrison, Chief Executive Officer, Party City Holdco Inc. “Todd has extensive experience across the finance organizations of leading consumer companies, and we look forward to benefitting from his expertise as we focus on improving our business to drive long-term sustainable growth.”

From June 2014 to January 2020, Mr. Vogensen served as the Executive Vice President and Chief Financial Officer of Chico’s FAS (NYSE: CHS), where he also held various roles of increasing responsibility beginning in 2009. Prior to joining Chico’s, Todd spent over four years with Michaels Stores (Nasdaq: MIK) from 2005 to 2009 as Corporate Controller, Vice President of FP&A, and Vice President of Merchandising Finance. He previously held finance management positions at Gap, Inc. (NYSE: GPS) and Hewlett Packard Company (NYSE: HPE).

Mr. Vogensen added, “I am excited to be joining the Party City team as I’ve long admired their leadership position in the party goods category and differentiated vertical model. I look forward to working with the entire team to further enhance the Company’s financial and operational performance.”

Ahead of its planned participation at the ICR Conference on January 14th, 2020, the Company announced that preliminary brand comparable sales results for the fiscal year ended December 31, 2019 are expected to be down 3.0%.

James M. Harrison, Chief Executive Officer, stated, “Our preliminary fiscal 2019 brand comparable sales are at the low end of our outlook. While disappointed with our full year brand comparable sales result, we are encouraged by the initial bounce back we’ve continued to see in our helium related categories at retail given our ~100% in-stock position. As we look ahead, we continue to focus on returning the business to positive comparable sales growth through improved in-store initiatives and an enhanced e-commerce platform as we leverage our differentiated vertical model.”

Given the timing of today’s announcement, the Company is announcing preliminary brand comparable sales for fiscal 2019 while the Company completes normal year-end closing and accounting procedures. The Company expects to release financial and operating results for its fourth quarter and full year ended December 31, 2019 on March 12, 2020.

As previously announced, the Company will be participating in the ICR Conference, held at the JW Marriott Orlando Grande Lakes in Orlando, Florida. The Company is scheduled to host a fireside chat on Tuesday, January 14, 2020, at 9:30 a.m. Eastern Time. A live audio webcast of the Company’s fireside chat will be available online at investor.partycity.com. Participants should log in approximately 10 minutes prior to the start of the presentation. A replay will also be available.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 850 specialty retail party supply stores (including franchise stores) throughout the United States and Mexico operating under the names Party City and Halloween City, and e-commerce websites, through the domain name PartyCity.com and others.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding brand comparable sales results for the fiscal year ended December 31, 2019. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of helium shortages on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Contacts

Investor Relations

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Media Relations

ICR

Sara Davis

203-682-8200

PartyCityPR@icrinc.com

3